Exhibit 99.1

Kronos Announces Plan to Deregister its Common Stock
and Provides Update Regarding the Event of Default Under its Secured Financing and
Certain Personnel Matters

BELMONT, Mass – February 12, 2009 -- Kronos Advanced Technologies, Inc. (“Kronos”), (OTCBB: KNOS) announced today that, following extensive discussions with its secured lenders regarding the outstanding obligations under the AirWorks and Hilltop promissory notes, Kronos is in the process of transferring control of its assets to AirWorks and Hilltop in accordance with peaceful possession procedures.  In addition, in light of Kronos’ financial condition and the ongoing peaceful possession proceedings, Kronos will be voluntarily deregistering its common stock and ending its reporting obligations under the Securities Exchange Act of 1934.  Kronos’ obligation to file periodic reports with the Securities and Exchange Commission (the “SEC”) will be immediately suspended upon the filing of the Form 15. The registration of Kronos’ common stock under the Securities Act of 1934 is expected to terminate 90 days after the filing of the Form 15, if the Form 15 is not withdrawn and the SEC does not deny the application to deregister.  Following deregistration with the SEC, if Kronos’ common stock ceases to be quoted on the Over the Counter Bulletin Board, it may be quoted on the Pink OTC Market, or Pink Sheets, but there can be no assurance that any broker will continue to make a market in the common stock.

In addition, effective at the close of business on February 13, 2009, Richard F. Tusing will be resigning from all positions at Kronos Advanced Technologies, Inc. (the “Company”), including as a director.  Following the effectiveness of Mr. Tusing’s resignation, Barry Salzman will serve as acting President, Treasurer and Secretary of the Company.

About Kronos Advanced Technologies, Inc.
Through its wholly-owned subsidiary, Kronos Air Technologies, Inc., Kronos Advanced Technologies developed a new, proprietary air movement and purification system that utilizes state-of-the-art high voltage electronics and electrodes to silently move and clean air without any moving parts. Kronos’ technology is versatile, energy- and cost-efficient and exhibits multiple design attributes, creating a broad range of applications. Kronos Advanced Technologies is located in Belmont, MA.   More information about Kronos Advanced Technologies is available at www.kronosati.com.

Safe Harbor Statement
This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, Kronos' views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, managements, including management's own knowledge and assessment of Kronos' industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect Kronos’ forward-looking statements include, among other things, the following: the decision to curtail operating activities and reduce Kronos’ workforce; identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of Kronos' products; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products, and ability to obtain additional financing necessary to continue operations . These and other risks are more fully described in Kronos’ filings with the Securities and Exchange Commission, including Kronos’ Annual Report on Form 10-KSB for the year ended June 30, 2008. Kronos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.